FORM 8-K/A

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                     AMENDED CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15 (d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 1998

                  Security Federal Corporation
                  ----------------------------
     (Exact name of registrant as specified in its charter)


        Delaware                  0-16120          57-08580504
---------------------------     -----------     ------------------
State or other jurisdiction     Commission      (I.R.S. Employer
 of incorporation               File Number     Identification No.)

1705 Whiskey Road South, Aiken, South Carolina         29803
----------------------------------------------      ----------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number (including area code):  (803) 641-3000

                             Not Applicable
------------------------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.
--------------------------------------------------------

     (a) On January 20, 1998, the Registrant's Board of Directors, at the recommendation of its Audit Committee, terminated the engagement of KPMG Peat Marwick LLP, Greenville, South Carolina, as the Registrant's certifying accountants.

     The report of KPMG Peat Marwick LLP on the Registrant's financial statements for either of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's two most recent fiscal years and subsequent interim periods preceding the date of termination of the engagement of KPMG Peat Marwick LLP, the Registrant was not in disagreement with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused KPMG Peat Marwick LLP to make reference to the subject matter of the disagreement in connection with its report.

     KPMG Peat Marwick LLP issued a management letter, dated May 9, 1997, to the Registrant's Board of Directors containing a reportable condition as a result of their audit of the Registrant's financial statements at and for the fiscal year ended March 31, 1997. The reportable condition involved certain unreconciled general ledger accounts due to a data processing conversion to Jack Henry and staff turnover. The reconciliations involved three different areas and were addressed by KPMG Peat Marwick LLP as follows:

          1. "First, we noted that as a result of the conversion, the loan and deposit trial balances were not in agreement wit the supporting documentation as well as the final general ledger as of March 31, 1997.
   The accounting department has worked with Jack Henry to improve the loan and deposit trial balance reconciliation process and finally was able to reconcile these accounts at the end of May."

          2. "We noted that some reconciliations, such as the Flo Thru Account and the FRB Clearing Account, were not being reconciled in a timely manner. Delays in reconciling these accounts could result in errors or misappropriations not being detected. In addition, these accounts become more difficult and timeconsuming to reconcile as time passes. Likewise, these accounts had many stale items on the reconciliation. Once these accounts were reconciled, we determined that the balances at year end were materially correct."

          3. "We also noted the [Security Federal Bank] had not properly reconciled the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation custodial accounts which are currently on deposit with the Federal Home Loan Bank of Atlanta. It is our understanding that the conversion caused both of these accounts to become out of balance. It is also our understanding that the accounting department reconciled these balances as of the end of May without significant adjustments."

     The letter of KPMG Peat Marwick LLP dated February 18, 1998 with respect to the above statements made by the Registrant is filed hereto as Exhibit 16(a) and incorporated herein by reference.

     (b) On January 20, 1998, the Registrant's Board of Directors, at the recommendation of its Audit Committee, engaged Elliott, Davis & Company, LLP, Greenville, South Carolina, as the Registrant's certifying accountants. The Registrant has not consulted with Elliott, Davis & Company, LLP during its two most recent fiscal years nor during any subsequent interim period prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or regarding the reportable condition set forth in subsection (a) above.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibit 16(a)  Letter of KPMG Peat Marwick LLP dated February 27, 1998

                         *      *      *

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              SECURITY FEDERAL CORPORATION



Date:  February 27, 1998      By:  /s/Timothy W. Simmons
                                   --------------------------------------
                                   Timothy W. Simmons
                                   President and Chief Executive Officer

                          Exhibit 16(a)

     Letter of KPMG Peat Marwick LLP Dated February 27, 1998

KPMG Peat Marwick LLP


  One Insignia Financial Plaza  Telephone 803 250 2600  Telefax 803 235 7542


Securities and Exchange Commission
Washington, D.C. 20549


February 27, 1998


Ladies and Gentlemen:

We were previously principal accountants for Security Federal Corporation and, under the date May 9, 1997, we reported on the consolidated financial statements of Security Federal Corporation and subsidiary as of March 31, 1997 and 1996 and for each of the years in the three year period ended March 31, 1997. On January 23, 1998, we were notified that our appointment as principal accountants was terminated. We have read Security Financial Corporation's statements included under Item 4 of its Form 8-K/A dated February 27, 1998 and we agree with such statements, except we are not in a position to agree or disagree with Security Federal Corporation's statement that the Board of Directors, at the recommendation of its Audit Committee, terminated KPMG Peat Marwick LLP and engaged Elliott, Davis & Company, LLP or whether Security Federal Corporation consulted with Elliott, Davis & Company on any matters.

Very truly yours,

/s/KPMG Peat Marwick LLP